VALIDUS REPORTS 2016 FULL YEAR NET INCOME AVAILABLE TO VALIDUS COMMON SHAREHOLDERS OF $359.4 MILLION, OR $4.36 PER DILUTED COMMON SHARE AND A 9.7% RETURN ON AVERAGE EQUITY FOR THE 2016 YEAR
Pembroke, Bermuda, February 2, 2017 - Validus Holdings, Ltd. (“Validus” or the “Company”) (NYSE: VR) today reported net income available to Validus common shareholders of $7.8 million, or $0.10 per diluted common share, for the three months ended December 31, 2016, compared to $69.0 million, or $0.81 per diluted common share, for the three months ended December 31, 2015. Net income available to Validus common shareholders was $359.4 million, or $4.36 per diluted common share, for the year ended December 31, 2016, compared to $374.9 million, or $4.34 per diluted common share, for the year ended December 31, 2015.
Net operating income available to Validus common shareholders was $64.3 million, or $0.80 per diluted common share, for the three months ended December 31, 2016, compared to $105.4 million, or $1.24 per diluted common share, for the three months ended December 31, 2015. Net operating income available to Validus common shareholders was $319.2 million, or $3.88 per diluted common share, for the year ended December 31, 2016, compared to $409.7 million, or $4.74 per diluted common share, for the year ended December 31, 2015.
The annualized return on average equity was 0.8% for the three months ended December 31, 2016, compared to 7.6% for the three months ended December 31, 2015. The return on average equity was 9.7% for the year ended December 31, 2016, compared to 10.3% for the year ended December 31, 2015.
The annualized net operating return on average equity was 6.9% for the three months ended December 31, 2016, compared to 11.6% for the three months ended December 31, 2015. The net operating return on average equity was 8.6% for the year ended December 31, 2016, compared to 11.3% for the year ended December 31, 2015.
Book value per diluted common share at December 31, 2016 was $44.97, compared to $45.16 at September 30, 2016, reflecting quarterly growth of 0.4%, inclusive of common dividends.
Commenting on the results for the three months ended December 31, 2016, Validus' Chairman and CEO Ed Noonan stated:
"Validus had another strong year in 2016. Despite the global insurance market growing more competitive, we were able to deliver an 84.2% combined ratio and grow our book value per diluted share (including dividends) by 9.5%. We continue to position the Company well to weather the soft market while building the foundation to capitalize on better market conditions down the road."
Income available to Validus common shareholders by segment for the three months ended December 31, 2016 and December 31, 2015 was as follows:

	Income available to Validus common shareholders for the three months ended December 31,
	2016	2015
	(Expressed in millions of U.S. dollars, except per share information)
Validus Re - Underwriting income (a) (c)	$50.3	$71.3
Talbot - Underwriting (loss) income (a) (c)	(1.4)	36.1
Western World - Underwriting (loss) income (a) (c)	(6.7)	3.8
Validus' share of AlphaCat income	6.3	8.8
Validus' share of PaCRe, Ltd.	—	(1.7)
Validus' share of AlphaCat income, net (a)	6.3	7.1
Total segmental income	48.5	118.3
Net investment income (b)	35.9	29.9
Corporate operating expenses	(19.3)	(42.4)
Eliminations and other	(0.8)	(0.4)
Net operating income available to Validus common shareholders (c)	$64.3	$105.4
Net operating income per diluted share available to Validus common shareholders (c)	$0.80	$1.24
Net income available to Validus common shareholders (c)	$7.8	$69.0
Net income per diluted share available to Validus common shareholders	$0.10	$0.81
(a) Underwriting income (loss) and Validus' share of AlphaCat income are non-GAAP measures.
(b) Net investment income relates to our managed investment portfolio. Total net investment income, inclusive of AlphaCat's non-managed portfolio is $38.2 million and $31.6 million for the three months ended December 31, 2016 and 2015, respectively.
(c) A reconciliation of net operating income available to Validus common shareholders and underwriting income to net income available to Validus common shareholders, the most directly comparable GAAP measure, is presented at the end of this release.

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9090
www.validusholdings.com

January 2017 Reinsurance Renewals - Validus Re and AlphaCat segments
During the January 2017 renewal season, the Validus Re and AlphaCat segments underwrote $628.9 million in gross premiums written, an increase of 3.0% from the January 2016 renewal period. This renewal data does not include: (i) Talbot and Western World's operations as the business of each of these segments is distributed relatively evenly throughout the year; and (ii) Validus Re's U.S. agriculture premiums.
The following table presents the Validus Re and AlphaCat segments' combined January 2017 and 2016 reinsurance renewals by Catastrophe XOL, Per Risk and Proportional premiums.

	Validus Re and AlphaCat segments' combined premium (a)
(Dollars in thousands)	Catastrophe XOL	Per Risk	Proportional	Total
2017	$359,287	$62,448	$207,178	$628,913
2016	$366,235	$56,364	$187,860	$610,459
(Decrease) Increase	(1.9)%	10.8%	10.3%	3.0%

(a)	The renewal data above does not include intercompany eliminations between Validus Re and Talbot.

The following table presents the Validus Re and AlphaCat segments' January 2017 and 2016 reinsurance renewals by line of business.

	Validus Re segment premium (a)
	Property		Specialty		Marine	Total
(Dollars in thousands)	U.S.	International	Casualty	Other Specialty
2017	$96,601	$97,719	$21,783	$151,081	$98,489	$465,673
2016	$93,782	$92,302	$22,643	$137,942	$95,310	$441,979
Increase (Decrease)	3.0%	5.9%	(3.8)%	9.5%	3.3%	5.4%

	AlphaCat segment premium
	Property		Specialty		Marine	Total
(Dollars in thousands)	U.S.	International	Casualty	Other Specialty
2017	$136,574	$21,538	$—	$5,128	$—	$163,240
2016	$127,192	$37,942	$—	$3,346	$—	$168,480
Increase (Decrease)	7.4%	(43.2)%	—	53.3%	—	(3.1)%

	Validus Re and AlphaCat segments' combined premium (a)
	Property		Specialty		Marine	Total
(Dollars in thousands)	U.S.	International	Casualty	Other Specialty
2017	$233,175	$119,257	$21,783	$156,209	$98,489	$628,913
2016	$220,974	$130,244	$22,643	$141,288	$95,310	$610,459
Increase (Decrease)	5.5%	(8.4)%	(3.8)%	10.6%	3.3%	3.0%

(a)	The renewal data above does not include intercompany eliminations between Validus Re and Talbot.

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9090
www.validusholdings.com

This earnings release should be read in conjunction with the Company's fourth quarter 2016 investor financial supplement that has been posted to the Investors section of the Company's website located at www.validusholdings.com.
Fourth Quarter 2016 Results
Highlights for the fourth quarter are as follows:

•
Gross premiums written for the three months ended December 31, 2016 were $339.5 million compared to $309.6 million for the three months ended December 31, 2015, an increase of $29.8 million, or 9.6%. The increase was primarily driven by increases in the Validus Re and Western World segments and was offset by decreases in the Talbot and AlphaCat segments.

•
The loss ratio for the three months ended December 31, 2016 was 50.9%, which included $46.8 million of favorable loss reserve development on prior accident years, benefiting the loss ratio by 8.7 percentage points compared to a loss ratio for the three months ended December 31, 2015 of 39.5%, which included $58.1 million of favorable loss reserve development on prior accident years, benefiting the loss ratio by 10.7 percentage points. The loss ratio for the three months ended December 31, 2016 included losses on fourth quarter 2016 notable loss events of $70.6 million or 13.0 percentage points of the loss ratio. Partially offsetting these losses was a reduction on the second quarter 2016 notable loss event, the Canadian Wildfires, of $18.3 million, benefiting the loss ratio by 3.3 percentage points, for total notable losses of $52.3 million or 9.7 percentage points of the loss ratio. There were no notable or non-notable loss events occurring during the three months ended December 31, 2015. The favorable development of $46.8 million on prior accident years for the three months ended December 31, 2016 was primarily due to favorable development on attritional losses of $41.5 million and favorable development on events of $5.3 million.

•	The combined ratio for the three months ended December 31, 2016 was 89.6%, compared to a combined ratio of 78.3% for the three months ended December 31, 2015, an increase of 11.3 percentage points.

•
Net investment income from managed investments for the three months ended December 31, 2016 was $35.9 million compared to $29.9 million for the three months ended December 31, 2015, an increase of $6.0 million, or 20.0%. The increase was primarily driven by returns on the Company's portfolio of structured securities, of which $4.0 million was generated from a single fixed income fund.

•
Tax benefit for the three months ended December 31, 2016 was $21.1 million compared to $0.8 million for the three months ended December 31, 2015, a favorable movement of $20.4 million. The favorable movement was primarily due to a partial release of a valuation allowance which had been applied against a deferred tax asset related to net operating losses acquired as part of the Flagstone acquisition. The Company believes it is now more-likely-than-not that it will have sufficient future taxable income to realize a portion of that deferred tax asset over the next three years and in accordance with U.S. GAAP, the Company was required to record a tax benefit of $18.4 million in the quarter.

•
Net operating income available to Validus common shareholders for the three months ended December 31, 2016 was $64.3 million compared to $105.4 million for the three months ended December 31, 2015, a decrease of $41.1 million, or 39.0%.

•
Net income available to Validus common shareholders for the three months ended December 31, 2016 was $7.8 million compared to $69.0 million for the three months ended December 31, 2015, a decrease of $61.3 million, or 88.8%.

•
Annualized return on average equity was 0.8% and annualized net operating return on average equity was 6.9% for the three months ended December 31, 2016 compared to 7.6% and 11.6%, respectively, for the three months ended December 31, 2015.

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9090
www.validusholdings.com

Notable Losses

The Company defines a notable loss event as an event whereby consolidated net losses and loss expenses aggregate to a threshold greater than or equal to $30.0 million. The Company defines a non-notable loss event as an event whereby consolidated net losses and loss expenses aggregate to a threshold greater than or equal to $15.0 million but less than $30.0 million.
Losses and loss expenses from notable loss events occurring during the three months ended December 31, 2016 were as follows:

	Hurricane Matthew
(Dollars in thousands)	Validus Re	Talbot	Western World	AlphaCat	Total
Net Losses and Loss Expenses	$13,580	$12,337	$3,400	$9,823	$39,140
Less: Net Losses and Loss Expenses Attributable to AlphaCat Third Party Investors and Noncontrolling Interest	—	—	—	(8,943)	(8,943)
Validus' Share of Net Losses and Loss Expenses	13,580	12,337	3,400	880	30,197
Less: Reinstatement Premiums, net	(2,781)	—	—	—	(2,781)
Net Loss Attributable to Validus	$10,799	$12,337	$3,400	$880	$27,416

	2016 New Zealand Earthquake
(Dollars in thousands)	Validus Re	Talbot	Western World	AlphaCat	Total
Net Losses and Loss Expenses	$18,902	$2,250	$—	$10,269	$31,421
Less: Net Losses and Loss Expenses Attributable to AlphaCat Third Party Investors and Noncontrolling Interest	—	—	—	(9,068)	(9,068)
Validus' Share of Net Losses and Loss Expenses	18,902	2,250	—	1,201	22,353
Less: Reinstatement Premiums, net	(68)	3	—	—	(65)
Net Loss Attributable to Validus	$18,834	$2,253	$—	$1,201	$22,288

	Total Notable Loss Events
(Dollars in thousands)	Validus Re	Talbot	Western World	AlphaCat	Total
Net Losses and Loss Expenses	$32,482	$14,587	$3,400	$20,092	$70,561
Less: Net Losses and Loss Expenses Attributable to AlphaCat Third Party Investors and Noncontrolling Interest	—	—	—	(18,011)	(18,011)
Validus' Share of Net Losses and Loss Expenses	32,482	14,587	3,400	2,081	52,550
Less: Reinstatement Premiums, net	(2,849)	3	—	—	(2,846)
Net Loss Attributable to Validus	$29,633	$14,590	$3,400	$2,081	$49,704
Hurricane Matthew resulted in losses and loss expenses of $39.1 million, or 7.2 percentage points of the loss ratio. Net of losses attributable to AlphaCat investors and noncontrolling interest of $8.9 million and reinstatement premiums of $2.8 million, the net loss attributable to the Company from this event was $27.4 million. The 2016 New Zealand earthquake resulted in losses and loss expenses of $31.4 million, or 5.8 percentage points of the loss ratio. Net of losses attributable to AlphaCat investors and noncontrolling interest of $9.1 million and reinstatement premiums of $0.1 million, the net loss attributable to the Company from this event was $22.3 million.
There were no non-notable loss events occurring during the three months ended December 31, 2016.
The Company's loss ratio, excluding the impact of notable and non-notable loss events and the change in prior accident years, for the three months ended December 31, 2016 and 2015 was 49.8% and 50.2%, respectively.

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9090
www.validusholdings.com

Validus Re Segment
Highlights for the fourth quarter include the following:

•
Gross premiums written for the three months ended December 31, 2016 were $38.8 million compared to $14.3 million for the three months ended December 31, 2015, an increase of $24.5 million, or 170.6%. Gross premiums written for the three months ended December 31, 2016 included $10.5 million of property premiums, $(4.2) million of marine premiums and $32.5 million of specialty premiums, compared to $15.6 million of property premiums, $(0.7) million of marine premiums and $(0.5) million of specialty premiums for the three months ended December 31, 2015. The increase in the specialty lines of $33.0 million was primarily driven by new casualty business of $24.9 million and growth in the financial lines of $9.3 million. Partially offsetting this increase were decreases in the property and marine lines of $5.0 million and $3.5 million, respectively.

•
The loss ratio for the three months ended December 31, 2016 was 43.7%, which included $28.9 million of favorable loss reserve development on prior accident years, benefiting the loss ratio by 12.9 percentage points compared to a loss ratio for the three months ended December 31, 2015 of 43.3%, which included $22.6 million of favorable loss reserve development on prior accident years, benefiting the loss ratio by 9.7 percentage points. The loss ratio for the three months ended December 31, 2016 included losses on fourth quarter 2016 notable loss events of $32.5 million, or 14.4 percentage points of the loss ratio. Partially offsetting these losses was a reduction on the second quarter 2016 notable loss event, the Canadian Wildfires, of $12.0 million, benefiting the loss ratio by 5.3 percentage points, for total notable losses of $20.5 million or 9.1 percentage points of the loss ratio. The favorable development of $28.9 million on prior accident years for the three months ended December 31, 2016 was primarily due to favorable development on attritional losses of $24.3 million and favorable development on events of $4.6 million.

•	The combined ratio for the three months ended December 31, 2016 was 77.6% compared to 69.3% for the three months ended December 31, 2015, an increase of 8.3 percentage points.

•	Underwriting income for the three months ended December 31, 2016 was $50.3 million compared to $71.3 million for the three months ended December 31, 2015, a decrease of $21.1 million, or 29.5%.
Talbot Segment
Highlights for the fourth quarter include the following:

•
Gross premiums written for the three months ended December 31, 2016 were $218.6 million compared to $229.7 million for the three months ended December 31, 2015, a decrease of $11.0 million, or 4.8%. Gross premiums written for the three months ended December 31, 2016 included $71.4 million of property premiums, $39.6 million of marine premiums and $107.6 million of specialty premiums compared to $73.9 million of property premiums, $60.6 million of marine premiums and $95.1 million of specialty premiums for the three months ended December 31, 2015. The decrease in the marine lines of $21.0 million was primarily driven by decreases in the upstream energy and cargo classes as a result of reductions in our participation and non-renewals on various programs due to the current rate environment and premium adjustments on prior year policies. This decrease was partially offset by an increase in gross premiums written in the specialty lines of $12.5 million, primarily due to increases in the contingency, political lines and financial lines classes of $10.0 million, $7.6 million and $4.1 million, respectively.

•
Net premiums earned for the three months ended December 31, 2016 were $174.5 million compared to $203.9 million for the three months ended December 31, 2015, a decrease of $29.4 million or 14.4%. The decrease was driven primarily by the decline in gross premiums written in the marine lines and slower earnings patterns on longer-term contracts in the specialty lines during the twelve months ended December 31, 2016. Also contributing to the decrease was the impact of reinstatement premiums payable during the three months ended December 31, 2016.

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9090
www.validusholdings.com

•
The loss ratio for the three months ended December 31, 2016 was 60.6%, which included $16.1 million of favorable loss reserve development on prior accident years, benefiting the loss ratio by 9.2 percentage points compared to a loss ratio for the three months ended December 31, 2015 of 38.6%, which included $23.1 million of favorable loss reserve development on prior accident years, benefiting the loss ratio by 11.3 percentage points. The loss ratio for the three months ended December 31, 2016 included losses on fourth quarter 2016 notable loss events of $14.6 million, or 8.4 percentage points of the loss ratio. Partially offsetting these losses was a reduction on the second quarter 2016 notable loss event, the Canadian Wildfires, of $2.2 million, benefiting the loss ratio by 1.3 percentage points, for total notable losses of $12.4 million or 7.1 percentage points of the loss ratio. The favorable development of $16.1 million on prior accident years for the three months ended December 31, 2016 is primarily due to favorable development on attritional losses.

•	The combined ratio for the three months ended December 31, 2016 was 100.9% compared to 82.5% for the three months ended December 31, 2015, an increase of 18.4 percentage points.

•
Underwriting loss for the three months ended December 31, 2016 was $1.4 million compared to income of $36.1 million for the three months ended December 31, 2015, a decrease of $37.5 million, or 104.0%.

Western World Segment
Highlights for the fourth quarter include the following:

•
Gross premiums written for the three months ended December 31, 2016 were $87.0 million compared to $71.1 million for the three months ended December 31, 2015, an increase of $15.9 million, or 22.3%. Gross premiums written for the three months ended December 31, 2016 included $29.0 million of property premiums and $58.0 million of liability premiums, compared to $13.9 million of property premiums and $57.2 million of liability premiums for the three months ended December 31, 2015. The increase in gross premiums written in the property lines of $15.2 million was primarily due to additional business written in the programs property, commercial package property, and brokerage property classes of $5.6 million, $3.9 million, and $3.1 million, respectively, as a result of the continued build out of the underwriting platform in short-tail lines.

•
The loss ratio for the three months ended December 31, 2016 was 72.0%, which included $0.6 million of favorable loss reserve development on prior accident years, benefiting the loss ratio by 0.9 percentage points compared to a loss ratio for the three months ended December 31, 2015 of 54.7%, which included $7.3 million of favorable loss reserve development on prior accident years, benefiting the loss ratio by 11.9 percentage points. The loss ratio for the three months ended December 31, 2016 included losses on fourth quarter 2016 notable loss events of $3.4 million, or 4.5 percentage points of the loss ratio and other U.S.-based weather losses of $2.8 million, or 3.7 percentage points of the loss ratio. The favorable development of $7.3 million on prior accident years for the three months ended December 31, 2015 is primarily due to favorable development on attritional losses and the amortization of the risk premium adjustment accounted for at the time of the acquisition of Western World.

•
The combined ratio for the three months ended December 31, 2016 was 109.2% compared to 94.3% for the three months ended December 31, 2015, an increase of 14.9 percentage points. The increase was driven by lower favorable development on prior accident years and higher losses and loss expenses on notable loss events and U.S.-based weather losses during the three months ended December 31, 2016.

•	Underwriting loss for the three months ended December 31, 2016 was $6.7 million compared to income of $3.8 million for the three months ended December 31, 2015, a decrease of $10.5 million or 278.7%.

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9090
www.validusholdings.com

AlphaCat Segment
Highlights for the fourth quarter include the following:

•
AlphaCat's assets under management were $2,741.3 million as at January 1, 2017, compared to $2,615.1 million as at October 1, 2016. Third party assets under management were $2,498.6 million as at January 1, 2017, compared to $2,292.6 million as at October 1, 2016.

•
Revenues earned for the three months ended December 31, 2016 were $4.7 million, of which $3.9 million were earned from third parties, compared to $6.3 million for the three months ended December 31, 2015, of which $5.0 million were earned from third parties. The decrease in revenues earned from third parties of $1.1 million was driven by a decrease in performance fees earned as a result of the notable loss events incurred during the three months ended December 31, 2016.

•	Total expenses for the three months ended December 31, 2016 were $2.9 million, compared to $3.4 million for the three months ended December 31, 2015, a decrease of $0.5 million, or 15.7%.

•
Income before investment income from AlphaCat Funds and Sidecars for the three months ended December 31, 2016 was $1.8 million, compared to $2.9 million for the three months ended December 31, 2015, a decrease of $1.1 million, or 38.0%.

•
Investment income from AlphaCat Funds and Sidecars, excluding PaCRe which was off-risk effective January 1, 2016, for the three months ended December 31, 2016 was $4.5 million, compared to $5.9 million for the three months ended December 31, 2015, a decrease of $1.4 million or 23.9%. The decrease was driven by the notable loss events incurred during the three months ended December 31, 2016.

•
Validus' share of AlphaCat income, excluding PaCRe which was off-risk effective January 1, 2016, for the three months ended December 31, 2016 was $6.3 million, compared to $8.8 million for the three months ended December 31, 2015, a decrease of $2.5 million, or 28.5%.

Investments
Highlights of our managed portfolio for the fourth quarter include the following:

•
Net investment income from managed investments for the three months ended December 31, 2016 was $35.9 million compared to $29.9 million for the three months ended December 31, 2015, an increase of $6.0 million, or 20.0%. The increase was primarily driven by returns on the Company's portfolio of structured securities, of which $4.0 million was generated from a single fixed income fund. Annualized effective yield for the three months ended December 31, 2016 was 2.25%, compared to 1.90% for the three months ended December 31, 2015, an increase of 35 basis points.

•
Net realized gains on managed investments for the three months ended December 31, 2016 were $9.2 million compared to losses of $3.4 million for the three months ended December 31, 2015, a favorable movement of $12.5 million. The favorable movement primarily resulted from realized gains on the termination of two interest rate swap contracts which were entered into in the third quarter of 2016 to partially offset the impact of interest rate increases on the Company’s fixed maturity portfolio.

•
The change in net unrealized losses on managed investments for the three months ended December 31, 2016 was $67.7 million compared to $34.5 million for the three months ended December 31, 2015, an unfavorable movement of $33.2 million, or 96.1%. The unfavorable movement was primarily driven by an increase in interest rates during the three months ended December 31, 2016.

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9090
www.validusholdings.com

Corporate Operating Expenses
Highlights for the fourth quarter include the following:

•
General and administrative expenses for the three months ended December 31, 2016 were $20.0 million compared to $24.2 million for the three months ended December 31, 2015, a decrease of $4.2 million or 17.5% primarily due to a reduction in the performance bonus accrual during the three months ended December 31, 2016.

•	Share compensation expenses for the three months ended December 31, 2016 were $3.9 million compared to $3.5 million for the three months ended December 31, 2015, an increase of $0.4 million or 10.1%.

•
Finance expenses, excluding the Company's share of AlphaCat finance expenses from consolidated variable interest entities, for the three months ended December 31, 2016 were $14.5 million compared to $15.4 million for the three months ended December 31, 2015, a decrease of $0.9 million or 5.8%.

•	Dividends paid on preferred shares for the three months ended December 31, 2016 were $2.2 million compared to $nil for the three months ended December 31, 2015.

•
Tax benefit for the three months ended December 31, 2016 was $21.2 million compared to $0.8 million for the three months ended December 31, 2015, a favorable movement of $20.5 million. The favorable movement was primarily due to recognizing a deferred tax benefit during the three months ended December 31, 2016 as described in the "Fourth Quarter 2016 Results" section above.

Year to Date 2016 Results
Highlights for the year to date include the following:

•
Gross premiums written for the year ended December 31, 2016 were $2,648.7 million compared to $2,557.5 million for the year ended December 31, 2015, an increase of $91.2 million, or 3.6%. The increase was primarily due to increases in the AlphaCat and Western World segments and was offset by decreases in the Talbot and Validus Re segments.

•
The loss ratio for the year ended December 31, 2016 was 47.4% which included $216.2 million of favorable loss reserve development on prior accident years, benefiting the loss ratio by 9.6 percentage points compared to a loss ratio for the year ended December 31, 2015 of 43.5%, which included $306.1 million of favorable loss reserve development on prior accident years, benefiting the loss ratio by 13.6 percentage points. The loss ratio for the year ended December 31, 2016 included notable losses of $90.2 million, or 4.0 percentage points of the loss ratio and non-notable losses of $70.2 million, or 3.1 percentage points of the loss ratio. The loss ratio for the year ended December 31, 2015 included notable losses of $97.0 million, or 4.3 percentage points of the loss ratio and non-notable losses of $22.2 million, or 1.0 percentage point of the loss ratio. The favorable development of $216.2 million for the year ended December 31, 2016 was primarily due to favorable development on attritional losses of $201.8 million and favorable development on events of $14.4 million. The favorable development of $306.1 million for the year ended December 31, 2015 was primarily due to favorable development on attritional losses of $253.9 million and favorable development on events of $52.2 million, primarily relating to Superstorm Sandy.

•	The combined ratio for the year ended December 31, 2016 was 84.2% compared to 79.7% for the year ended December 31, 2015, an increase of 4.5 percentage points.

•
Net investment income from managed investments for the year ended December 31, 2016 was $141.7 million compared to $121.2 million for the year ended December 31, 2015, an increase of $20.6 million, or 17.0%. The increase was primarily driven by returns on the Company's portfolio of structured securities, of which $16.7 million was generated from a single fixed income fund. Effective yield for the year ended December 31, 2016 was 2.24%, compared to 1.91% for the year ended December 31, 2015, an increase of 33 basis points.

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9090
www.validusholdings.com

•
Net operating income available to Validus common shareholders for the year ended December 31, 2016 was $319.2 million compared to $409.7 million for the year ended December 31, 2015, a decrease of $90.6 million, or 22.1%.

•
Net income available to Validus common shareholders for the year ended December 31, 2016 was $359.4 million compared to $374.9 million for the year ended December 31, 2015, a decrease of $15.5 million, or 4.1%.

•
Return on average equity was 9.7% and net operating return on average equity was 8.6% for the year ended December 31, 2016 compared to 10.3% and 11.3%, respectively, for the year ended December 31, 2015.

Shareholders' Equity and Capitalization
As at December 31, 2016, total shareholders' equity was $4.0 billion including $166.0 million of noncontrolling interest and $150.0 million of preferred shares. Shareholders' equity available to Validus common shareholders was $3.7 billion as at December 31, 2016. Book value per diluted common share was $44.97 at December 31, 2016 based on 82,026,998 diluted common shares, compared to $45.16 at September 30, 2016 based on 82,341,307 diluted common shares, an increase of 0.4%, inclusive of dividends for the three months ended December 31, 2016. Book value per diluted common share is a non-GAAP financial measure. A reconciliation of this measure to book value per common share is presented at the end of this release.
Total capitalization available to Validus at December 31, 2016 was $4.6 billion, including $537.2 million of junior subordinated deferrable debentures and $245.4 million of senior notes. Total capitalization at December 31, 2016 was $6.3 billion, including $1.5 billion of redeemable noncontrolling interest and $166.0 million of noncontrolling interest related to AlphaCat.
Share Repurchases
The Company repurchased 317,401 shares during the three months ended December 31, 2016. The share repurchases made during the three months ended December 31, 2016 resulted in a dilutive impact to book value per diluted common share of $0.03 for the quarter. A summary of the share repurchases made to date under the Company’s previously announced share repurchase programs is as follows:

	Share Repurchase Activity (Expressed in thousands of U.S. dollars except for share and per share information)
	As at September 30, 2016				Quarter ended
Share repurchases:	(cumulative)	October	November	December	December 31, 2016
Aggregate purchase price (a)	$2,687,746	$4,029	$9,250	$3,381	$16,660
Shares repurchased	80,191,448	81,174	174,734	61,493	317,401
Average price (a)	$33.52	$49.63	$52.94	$54.98	$52.49

	Share Repurchase Activity (Expressed in thousands of U.S. dollars except for share and per share information)
Share repurchases:	As at December 31, 2016	As at February 1, 2017	Cumulative to Date
Aggregate purchase price (a)	$2,704,406	$—	$2,704,406
Shares repurchased	80,508,849	—	80,508,849
Average price (a)	$33.59	$—	$33.59

(a)	Share transactions are on a trade date basis through February 1, 2017 and are inclusive of commissions. Average share price is rounded to two decimal places.

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9090
www.validusholdings.com

Conference Call
The Company will host a conference call for analysts and investors on February 3, 2017 at 10:00 AM (Eastern) to discuss the fourth quarter 2016 financial results and related matters. The conference call may be accessed by dialing 1-844-309-6712 (toll-free U.S.) or 1-484-747-6926 (international) and entering the passcode 2077 7771. Those who intend to participate in the conference call should register at least ten minutes in advance to ensure access to the call. A telephone replay of the conference call will be available through February 17, 2017, by dialing 1-855-859-2056 (toll-free U.S.) or 1-404-537-3406 (international) and entering the passcode 2077 7771.
This conference call will also be available through a live audio webcast accessible through the Investor Relations section of the Company's website located at www.validusholdings.com. A replay of the webcast will be available at the Investors section of the Company's website through February 17, 2017. In addition, a financial supplement relating to the Company's financial results for the three months and year ended December 31, 2016 is available in the Investors section of the Company's website.
About Validus Holdings, Ltd.
Validus Holdings, Ltd. ("Validus") is a holding company for reinsurance and insurance operating companies and investment advisors including Validus Reinsurance, Ltd. (“Validus Re”), Talbot Underwriting Ltd. (“Talbot”), Western World Insurance Group, Inc. (“Western World”) and AlphaCat Managers, Ltd. (“AlphaCat”).
Validus Re is a Bermuda based reinsurer focused on treaty reinsurance. Talbot is a specialty insurance group primarily operating within the Lloyd's insurance market through Syndicate 1183. Western World is a U.S. specialty lines insurance company focused on excess and surplus lines. AlphaCat is a Bermuda based investment adviser managing capital for third parties and Validus in insurance linked securities and other property catastrophe and specialty reinsurance investments.

Contacts:

Investors:	Media:

Validus Holdings, Ltd.	Brunswick Group

Investor.Relations@validusholdings.com	Mustafa Riffat / Charlotte Connerton

+1-441-278-9000	+1-212-333-3810

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9090
www.validusholdings.com

Validus Holdings, Ltd.
Consolidated Balance Sheets
As at December 31, 2016 and December 31, 2015
(Expressed in thousands of U.S. dollars, except share and per share information)

	December 31, 2016	December 31, 2015
Assets
Fixed maturities trading, at fair value (amortized cost: 2016—$5,584,599; 2015—$5,556,900)	$5,543,030	$5,510,331
Short-term investments trading, at fair value (amortized cost: 2016—$2,796,358; 2015—$1,941,615)	2,796,170	1,941,635
Other investments, at fair value (cost: 2016—$380,130; 2015—$315,963)	405,712	336,856
Investments in investment affiliates, equity method (cost: 2016—$95,929; 2015—$69,794)	100,431	87,673
Cash and cash equivalents	419,976	723,109
Restricted cash	70,956	73,270
Total investments and cash	9,336,275	8,672,874
Investment in operating affiliate, equity method (cost: 2016—$nil; 2015—$392)	—	392
Premiums receivable	725,390	658,682
Deferred acquisition costs	209,227	181,002
Prepaid reinsurance premiums	77,996	77,992
Securities lending collateral	9,779	4,863
Loss reserves recoverable	430,421	350,586
Paid losses recoverable	35,247	23,071
Income taxes recoverable	4,870	16,228
Deferred tax asset	43,529	21,661
Receivable for investments sold	3,901	39,766
Intangible assets	115,592	121,258
Goodwill	196,758	196,758
Accrued investment income	26,488	23,897
Other assets	134,282	126,782
Total assets	$11,349,755	$10,515,812

Liabilities
Reserve for losses and loss expenses	$2,995,195	$2,996,567
Unearned premiums	1,076,049	966,210
Reinsurance balances payable	54,781	75,380
Securities lending payable	10,245	5,329
Deferred tax liability	3,331	3,847
Payable for investments purchased	29,447	77,475
Accounts payable and accrued expenses	587,648	627,331
Notes payable to AlphaCat investors	278,202	75,493
Senior notes payable	245,362	245,161
Debentures payable	537,226	537,668
Total liabilities	$5,817,486	$5,610,461
Commitments and contingent liabilities
Redeemable noncontrolling interest	1,528,001	1,111,714
Shareholders’ equity
Preferred shares (Issued and Outstanding: 2016—6,000; 2015—nil)	150,000	—
Common shares (Issued: 2016—161,279,976; 2015—160,570,772; Outstanding: 2016—79,132,252; 2015—82,900,617)	28,224	28,100
Treasury shares (2016—82,147,724; 2015—77,670,155)	(14,376)	(13,592)
Additional paid-in capital	821,023	1,002,980
Accumulated other comprehensive loss	(23,216)	(12,569)
Retained earnings	2,876,636	2,634,056
Total shareholders’ equity available to Validus	3,838,291	3,638,975
Noncontrolling interest	165,977	154,662
Total shareholders’ equity	$4,004,268	$3,793,637
Total liabilities, noncontrolling interests and shareholders’ equity	$11,349,755	$10,515,812

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9090
www.validusholdings.com

Validus Holdings, Ltd.
Non-GAAP Financial Measures
Consolidated Statements of Operations - Underwriting Income Format
For the three months and years ended December 31, 2016 and 2015
(Expressed in thousands of U.S. dollars, except share and per share information)

	Three Months Ended December 31,		Years Ended December 31,
(Dollars in thousands)	2016	2015	2016	2015
Underwriting revenues
Gross premiums written	$339,454	$309,605	$2,648,705	$2,557,506
Reinsurance premiums ceded	(40,635)	(33,128)	(289,705)	(328,681)
Net premiums written	298,819	276,477	2,359,000	2,228,825
Change in unearned premiums	241,580	266,823	(109,835)	18,064
Net premiums earned	540,399	543,300	2,249,165	2,246,889
Other insurance related income	561	969	2,961	6,113
Total underwriting revenues	540,960	544,269	2,252,126	2,253,002

Underwriting deductions
Losses and loss expenses	275,126	214,748	1,065,097	977,833
Policy acquisition costs	120,889	102,285	449,482	410,058
General and administrative expenses	77,955	98,563	336,294	363,709
Share compensation expenses	10,442	10,062	42,907	38,341
Total underwriting deductions	484,412	425,658	1,893,780	1,789,941

Underwriting income	$56,548	$118,611	$358,346	$463,061

Net investment income	38,153	31,612	150,385	127,824
Finance expenses	(14,630)	(16,581)	(58,520)	(74,742)
Dividends on preferred shares	(2,203)	—	(4,455)	—
Tax benefit (expense)	21,147	756	19,729	(6,376)
Loss from operating affiliate	—	(1,708)	(23)	(3,949)
(Income) attributable to AlphaCat investors	(7,080)	(974)	(23,358)	(2,412)
Net operating (income) attributable to noncontrolling interest	(27,612)	(26,321)	(122,906)	(93,657)
Net operating income available to Validus common shareholders	$64,323	$105,395	$319,198	$409,749

Net realized gains (losses) on investments	9,220	(2,928)	15,757	2,298
Change in net unrealized (losses) gains on investments	(67,460)	(34,862)	16,871	(32,395)
Income (loss) from investment affiliates	2,166	(1,261)	(2,083)	4,281
Foreign exchange (losses) gains	(901)	797	10,864	(8,731)
Other income (loss)	7	1,576	(766)	(1,002)
Net loss (income) attributable to noncontrolling interest	412	325	(457)	693
Net income available to Validus common shareholders	$7,767	$69,042	$359,384	$374,893

Selected ratios:
Ratio of net to gross premiums written	88.0%	89.3%	89.1%	87.1%

Losses and loss expenses ratio	50.9%	39.5%	47.4%	43.5%

Policy acquisition costs ratio	22.4%	18.8%	20.0%	18.3%
General and administrative expenses ratio (a)	16.3%	20.0%	16.8%	17.9%
Expense ratio	38.7%	38.8%	36.8%	36.2%

Combined ratio	89.6%	78.3%	84.2%	79.7%

(a)	The general and administrative expense ratio includes share compensation expenses.

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9090
www.validusholdings.com

Validus Holdings, Ltd.
Segment Information
For the three months and years ended December 31, 2016 and 2015
(Expressed in thousands of U.S. dollars, except share and per share information)

Validus Re Segment	Three Months Ended December 31,		Years Ended December 31,
	2016	2015	2016	2015
Underwriting revenues
Gross premiums written	$38,835	$14,349	$1,111,054	$1,126,759
Reinsurance premiums ceded	94	(87)	(111,564)	(149,088)
Net premiums written	38,929	14,262	999,490	977,671
Change in unearned premiums	185,584	217,652	(55,545)	12,542
Net premiums earned	224,513	231,914	943,945	990,213
Other insurance related income (loss)	52	257	(55)	3,575
Total underwriting revenues	224,565	232,171	943,890	993,788

Underwriting deductions
Losses and loss expenses	98,056	100,485	411,488	457,976
Policy acquisition costs	53,380	37,478	181,040	166,387
General and administrative expenses	20,191	20,174	72,770	78,428
Share compensation expenses	2,663	2,685	11,034	10,350
Total underwriting deductions	174,290	160,822	676,332	713,141

Underwriting income	$50,275	$71,349	$267,558	$280,647

Talbot Segment	Three Months Ended December 31,		Years Ended December 31,
	2016	2015	2016	2015
Underwriting revenues
Gross premiums written	$218,644	$229,687	$970,702	$1,018,835
Reinsurance premiums ceded	(38,233)	(34,752)	(175,729)	(198,896)
Net premiums written	180,411	194,935	794,973	819,939
Change in unearned premiums	(5,891)	8,985	(13,057)	18,152
Net premiums earned	174,520	203,920	781,916	838,091
Other insurance related income	66	287	455	851
Total underwriting revenues	174,586	204,207	782,371	838,942

Underwriting deductions
Losses and loss expenses	105,675	78,810	424,946	347,322
Policy acquisition costs	42,683	46,197	177,127	187,535
General and administrative expenses	24,550	39,965	134,479	155,306
Share compensation expenses	3,123	3,178	13,078	12,373
Total underwriting deductions	176,031	168,150	749,630	702,536

Underwriting (loss) income	$(1,445)	$36,057	$32,741	$136,406

Western World Segment	Three Months Ended December 31,		Years Ended December 31,
	2016	2015	2016	2015
Underwriting revenues
Gross premiums written	$87,030	$71,132	$323,220	$278,504
Reinsurance premiums ceded	(7,287)	(5,487)	(22,634)	(18,877)
Net premiums written	79,743	65,645	300,586	259,627
Change in unearned premiums	(4,464)	(3,925)	(27,354)	(977)
Net premiums earned	75,279	61,720	273,232	258,650
Other insurance related income	216	257	912	1,044
Total underwriting revenues	75,495	61,977	274,144	259,694

Underwriting deductions
Losses and loss expenses	54,189	33,780	183,812	171,878
Policy acquisition costs	17,738	14,298	64,442	41,408
General and administrative expenses	9,576	9,578	43,280	38,715
Share compensation expenses	718	558	2,543	2,083
Total underwriting deductions	82,221	58,214	294,077	254,084

Underwriting (loss) income	$(6,726)	$3,763	$(19,933)	$5,610

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9090
www.validusholdings.com

Validus Holdings, Ltd.
Segment Information
For the three months and years ended December 31, 2016 and 2015
(Expressed in thousands of U.S. dollars, except share and per share information)

AlphaCat Segment	Three Months Ended December 31,		Years Ended December 31,
	2016	2015	2016	2015
Revenues
Third party	$3,928	$5,039	$18,771	$19,661
Related party	737	1,251	3,329	5,309
Total revenues	4,665	6,290	22,100	24,970

Expenses
General and administrative expenses	2,676	3,232	10,233	12,115
Share compensation expenses	82	140	249	580
Finance expenses	33	53	947	9,312
Tax expense	90	—	90	—
Foreign exchange gains (losses)	2	(7)	19	(16)
Total expenses	2,883	3,418	11,538	21,991
Income before investment income from AlphaCat Funds and Sidecars	1,782	2,872	10,562	2,979

Investment income (loss) from AlphaCat Funds and Sidecars (a)
AlphaCat Sidecars	14	1,618	607	5,504
AlphaCat ILS Funds - Lower Risk (b)	1,998	2,037	8,901	7,491
AlphaCat ILS Funds - Higher Risk (b)	1,864	1,820	7,471	8,428
BetaCat ILS Funds	644	461	3,623	1,702
PaCRe	—	(1,708)	(23)	(3,949)
Total investment income from AlphaCat Funds and Sidecars	4,520	4,228	20,579	19,176

Validus' share of AlphaCat income	$6,302	$7,100	$31,141	$22,155

(a)	The investment income from the AlphaCat funds and sidecars is based on equity accounting.

(b)
Lower risk AlphaCat ILS funds have a maximum permitted portfolio expected loss of less than 7%, whereas higher risk AlphaCat ILS funds have a maximum permitted portfolio expected loss of greater than 7%. Expected loss represents the average annual loss over the set of simulation scenarios divided by the total limit.

Corporate and Investments	Three Months Ended December 31,		Years Ended December 31,
	2016	2015	2016	2015
Investment income
Managed net investment income (a)	$35,875	$29,885	$141,718	$121,166

Operating expenses
General and administrative expenses	19,973	24,222	72,249	75,724
Share compensation expenses	3,856	3,501	16,003	12,955
Finance expenses (a)	14,546	15,448	57,183	61,071
Dividends on preferred shares	2,203	—	4,455	—
Tax (benefit) expense (a)	(21,237)	(756)	(19,819)	6,376
Total operating expenses	19,341	42,415	130,071	156,126

Other items
Net realized gains (losses) on managed investments (a)	9,166	(3,353)	14,680	1,698
Change in net unrealized (losses) gains on managed investments (a)	(67,676)	(34,515)	14,106	(32,007)
Income (loss) from investment affiliates	2,166	(1,261)	(2,083)	4,281
Foreign exchange (losses) gains (a)	(850)	852	10,778	(8,172)
Other income (loss)	7	1,576	(766)	(1,002)
Total other items	(57,187)	(36,701)	36,715	(35,202)

Total Corporate and Investments	$(40,653)	$(49,231)	$48,362	$(70,162)

(a)	These items exclude the components which are included in Validus' share of AlphaCat and amounts which are consolidated from variable interest entities.

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9090
www.validusholdings.com

Validus Holdings, Ltd.
Non-GAAP Financial Measures Reconciliation
Book Value per Common Share, Book Value per Diluted Common Share and Book Value per Diluted Common Share plus Accumulated Dividends
As at December 31, 2016 and December 31, 2015
(Expressed in thousands of U.S. dollars, except share and per share information)

	December 31, 2016
(Dollars in thousands, except share and per share amounts)	Equity Amount	Shares	Exercise Price (a)	Book Value Per Share
Book value per common share
Total shareholders' equity available to Validus common shareholders (b)	$3,688,291	79,132,252		$46.61

Tangible book value per common share				$42.66

Book value per diluted common share
Total shareholders' equity available to Validus common shareholders (b)	3,688,291	79,132,252
Assumed exercise of outstanding stock options (c)	614	26,136	$23.48
Unvested restricted shares	—	2,868,610
Book value per diluted common share	$3,688,905	82,026,998		$44.97
Adjustment for accumulated dividends				11.56
Book value per diluted common share plus accumulated dividends				$56.53

Tangible book value per diluted common share				$41.16

	December 31, 2015
(Dollars in thousands, except share and per share amounts)	Equity Amount	Shares	Exercise Price (a)	Book Value Per Share
Book value per common share
Total shareholders' equity available to Validus common shareholders (b)	$3,638,975	82,900,617		$43.90

Tangible book value per common share				$40.06

Book value per diluted common share
Total shareholders' equity available to Validus common shareholders (b)	3,638,975	82,900,617
Assumed exercise of outstanding stock options (c)	1,319	65,401	$20.17
Unvested restricted shares	—	3,026,376
Book value per diluted common share	$3,640,294	85,992,394		$42.33
Adjustment for accumulated dividends				10.16
Book value per diluted common share plus accumulated dividends				$52.49

Tangible book value per diluted common share				$38.63

(a)	Weighted average exercise price for those stock options that have an exercise price lower than book value per share.

(b)	Total shareholders' equity available to Validus common shareholders excludes the liquidation value of the preferred shares of $150.0 million.

(c)	Using the "as-if-converted" method, assuming all proceeds received upon exercise of stock options will be retained by the Company and the resulting common shares from exercise remain outstanding.

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9090
www.validusholdings.com

Validus Holdings, Ltd.
Non-GAAP Financial Measures Reconciliation
Underwriting Income, Net Operating Income available to Validus Common Shareholders, Net Operating Income per share available to Validus Common Shareholders and Annualized Net Operating Return on Average Equity
For the three months and years ended December 31, 2016 and 2015
(Expressed in thousands of U.S. dollars, except share and per share information)

	Three Months Ended December 31,		Years Ended December 31,
	2016	2015	2016	2015
Net income available to Validus common shareholders	$7,767	$69,042	$359,384	$374,893
Adjustments for:
Net realized (gains) losses on investments	(9,220)	2,928	(15,757)	(2,298)
Change in net unrealized losses (gains) on investments	67,460	34,862	(16,871)	32,395
(Income) loss from investment affiliates	(2,166)	1,261	2,083	(4,281)
Foreign exchange losses (gains)	901	(797)	(10,864)	8,731
Other (income) loss	(7)	(1,576)	766	1,002
Net (loss) income attributable to noncontrolling interest	(412)	(325)	457	(693)
Net operating income available to Validus common shareholders	$64,323	$105,395	$319,198	$409,749
Net investment income	(38,153)	(31,612)	(150,385)	(127,824)
Finance expenses	14,630	16,581	58,520	74,742
Dividends on preferred shares	2,203	—	4,455	—
Tax (benefit) expense	(21,147)	(756)	(19,729)	6,376
Loss from operating affiliate	—	1,708	23	3,949
Income attributable to AlphaCat investors	7,080	974	23,358	2,412
Net operating income attributable to noncontrolling interest	27,612	26,321	122,906	93,657
Underwriting income	$56,548	$118,611	$358,346	$463,061

Net operating income available to Validus common shareholders	64,323	105,395	319,198	409,749
Less: Dividends on outstanding warrants	—	—	—	(3,566)
Net operating income allocated to Validus, adjusted	$64,323	$105,395	$319,198	$406,183

Net income per share available to Validus common shareholders - diluted	$0.10	$0.81	$4.36	$4.34
Adjustments for:
Net realized (gains) losses on investments	(0.11)	0.03	(0.19)	(0.03)
Change in net unrealized losses (gains) on investments	0.84	0.42	(0.20)	0.38
(Income) loss from investment affiliates	(0.03)	0.01	0.03	(0.05)
Foreign exchange losses (gains)	0.01	(0.01)	(0.14)	0.10
Other (income) loss	—	(0.02)	0.01	0.01
Net (loss) income attributable to noncontrolling interest	(0.01)	—	0.01	(0.01)
Net operating income per share available to Validus common shareholders - diluted	$0.80	$1.24	$3.88	$4.74

Weighted average number of common shares and common share equivalents	80,621,967	85,181,258	82,359,460	86,426,760

Average shareholders' equity available to Validus common shareholders	$3,702,956	$3,641,970	$3,697,114	$3,641,920

Annualized return on average equity	0.8%	7.6%	9.7%	10.3%
Annualized net operating return on average equity	6.9%	11.6%	8.6%	11.3%

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9090
www.validusholdings.com

Cautionary Note Regarding Forward-Looking Statements
This press release may include forward-looking statements, both with respect to the Company and its industry, that reflect our current views with respect to future events and financial performance. Statements that include the words "expect", "intend", "plan", "believe", "project", "anticipate", "will", "may" and similar statements of a future or forward-looking nature identify forward-looking statements. All forward-looking statements address matters that involve risks and uncertainties, many of which are beyond the Company's control. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements and, therefore, you should not place undue reliance on any such statements. We believe that these factors include, but are not limited to, the following: 1) unpredictability and severity of catastrophic events; 2) rating agency actions; 3) adequacy of Validus' risk management and loss limitation methods; 4) cyclicality of demand and pricing in the insurance and reinsurance markets; 5) statutory or regulatory developments including tax policy, reinsurance and other regulatory matters; 6) Validus' ability to implement its business strategy during "soft" as well as "hard" markets; 7) adequacy of Validus' loss reserves; 8) continued availability of capital and financing; 9) retention of key personnel; 10) competition; 11) potential loss of business from one or more major insurance or reinsurance brokers; 12) Validus' ability to implement, successfully and on a timely basis, complex infrastructure, distribution capabilities, systems, procedures and internal controls, and to develop accurate actuarial data to support the business and regulatory and reporting requirements; 13) general economic and market conditions (including inflation, volatility in the credit and capital markets, interest rates and foreign currency exchange rates); 14) the integration of businesses Validus may acquire or new business ventures Validus may start; 15) the effect on Validus' investment portfolios of changing financial market conditions including inflation, interest rates, liquidity and other factors; 16) acts of terrorism or outbreak of war; and 17) availability of reinsurance and retrocessional coverage, as well as management's response to any of the aforementioned factors.
The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included herein and elsewhere, including the risk factors included in Validus' most recent reports on Form 10-K and Form 10-Q and other documents of the Company on file with or furnished to the U.S. Securities and Exchange Commission (“SEC”). Any forward-looking statements made in this press release are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by Validus will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, Validus or its business or operations. Except as required by law, the Company undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.
Non-GAAP Financial Measures
In presenting the Company's results, management has included and discussed certain schedules containing net operating income (loss), net operating income (loss) available (attributable) to Validus common shareholders, net operating income (loss) per share, underwriting income (loss), annualized net operating return on average equity, book value per diluted common share and book value per diluted common share plus accumulated dividends that are not calculated under standards or rules that comprise U.S. GAAP. Such measures are referred to as non-GAAP. Non-GAAP measures may be defined or calculated differently by other companies. These measures should not be viewed as a substitute for those determined in accordance with U.S. GAAP. A reconciliation of underwriting income and net operating income (loss) available (attributable) to Validus common shareholders to net income (loss) available (attributable) to Validus common shareholders, the most comparable U.S. GAAP financial measure, is presented in the section above entitled “Underwriting Income, Net Operating Income available to Validus common shareholders, Net Operating Income per share available to Validus common shareholders and Annualized Net Operating Return on Average Equity”. A reconciliation of underwriting income and operating income to net income, the most comparable U.S. GAAP financial measure, is presented in the “Consolidated Statements of Operations” above.
The AlphaCat segment information is presented as an asset manager view and therefore is considered non-GAAP.
Underwriting income indicates the performance of the Company's core underwriting segments, excluding revenues and expenses such as net investment income (loss), finance expenses, net realized and change in unrealized gains (losses) on investments, foreign exchange gains (losses), other income (loss) and transaction expenses. The Company believes the reporting of underwriting income enhances the understanding of our results by highlighting the underlying profitability of the Company's core insurance and

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9090
www.validusholdings.com

reinsurance business. Underwriting profitability is influenced significantly by earned premium growth, adequacy of the Company's pricing and loss frequency and severity.
Underwriting profitability over time is also influenced by the Company's underwriting discipline, which seeks to manage exposure to loss through favorable risk selection and diversification, its management of claims, its use of reinsurance and its ability to manage its expense ratio, which it accomplishes through its management of acquisition costs and other underwriting expenses. The Company believes that underwriting income provides investors with a valuable measure of profitability derived from underwriting activities.
Net operating income (loss), a non-GAAP financial measure, is defined as net income (loss) excluding net realized and change in net unrealized gains (losses) on investments, income (loss) from investment affiliates, foreign exchange gains (losses), other income (loss) and non-recurring items. Net operating income (loss) available (attributable) to Validus common shareholders is defined as above, but excludes operating income (loss) available (attributable) to noncontrolling interest and dividends on preferred shares. Reconciliations of these measures to net income (loss) and net income (loss) available (attributable) to Validus common shareholders, the most directly comparable GAAP measures, are presented at the end of this release.
Annualized net operating return on average equity is presented in the section above entitled “Underwriting Income, Net Operating Income available to Validus common shareholders, Net Operating Income per share available to Validus common shareholders and Annualized Net Operating Return on Average Equity.” A reconciliation of book value per diluted common share and book value per diluted common share plus accumulated dividends to book value per common share, the most comparable U.S. GAAP financial measure, is presented in the section above entitled “Book Value per Common Share, Book Value per Diluted Common Share and Book Value per Diluted Common Share plus Accumulated Dividends.” Net operating income (loss) is calculated based on net income (loss) excluding net realized gains (losses) on investments, change in net unrealized gains (losses) on investments, foreign exchange gains (losses), other income (loss), income (loss) from investment affiliates and non-recurring items. Realized gains (losses) from the sale of investments are driven by the timing of the disposition of investments, not by our operating performance. Gains (losses) arising from translation of non-US$ denominated balances are unrelated to our underlying business. Net operating income (loss) available (attributable) to Validus common shareholders is defined as net operating income (loss) as defined above, but excluding operating income (loss) available (attributable) to noncontrolling interest and dividends on preferred shares.

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9090
www.validusholdings.com